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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 125 to File No. 2-13017; Amendment No. 125 to File No. 811-750) of Delaware Group Equity Funds II of our report dated January 2, 2004, included in the 2003 Annual Reports to shareholders.


                                                               Ernst & Young LLP

Philadelphia, Pennsylvania
February 20, 2004